ROYAL BANK

          -----------------------------------------------------------------
          L.James Blattman                   Royal Bank of Canada
          Senior Account Manager             Business Banking Centre
          Advanced Technology          90 Sparks Street, P.O. Box 746, Station B
          Tel.:  (613) 564-4898        Ottawa, Ontario  K1P 5T6

                                               Transit 01196
          June 1, 1994                 Fax: (613) 564-4527
                                               Toll Free: 1-800-267-0305


          Gandalf Technologies Inc.
          130 Colonnade Road South
          Nepean, Ontario
          K2E 7M4

                AND

          Gandalf Canada Ltd.
          130 Colonnade Road South
          Nepean, Ontario
          K2E 7M4


          Attention:     Mr. Walter MacDonald
                         Vice-President, Finance & CFO
                         -----------------------------

          Dear Sirs:

          Royal Bank of Canada (the "Bank") refers to a letter agreement dated January 7, 1994 between Gandalf Technologies Inc. ("GTI") and the Bank (the "GTI Agreement") and to a letter agreement also dated January 7, 1994 between Gandalf Canada Ltd. ("GCL") and the Bank (the "GCL Agreement"), collectively referred to herein as the Gandalf Agreements.

          The Bank hereby acknowledges notice from GTI of its expected breach of Sections 23(a), 23(b), 23(c) and 24(h) of the GTI Agreement and Sections 24(a), 24(b), 24(c) and 25(h) of the GCL Agreement for the fiscal quarter ended March 1994. Specifically, Tangible Net Worth is expected to be $40,000,000, the Current Ratio 1.30:1, the ratio of Total Liabilities to Tangible Net Worth 1.15:1 and the loss for the fiscal quarter $37,000,000.
          The Bank hereby waives its rights in respect of such breach for the period March 31, 1994 to July 31, 1994 inclusive provided no further deterioration occurs in any of Sections 23(a), 23(b) and 23(c) of the GTI Agreement and Sections 24(a), 24(b) and 24(c) of the GCL Agreement as at the fiscal quarter ending June 25, 1994. This waiver is granted only in respect of the aforementioned

          -----------------------------------------------------------------
                                        - 1 -

          June 1, 1994

          Gandalf Technologies Inc. &
          Gandalf Canada Ltd.
          ---------------------------

          breach and only for the aforementioned period and is further subject to the following paragraph.

          As long as any of the aforementioned sections of the Gandalf Agreement remain in breach, GTI agrees with the Bank as follows:

               a. To provide the Bank with the following information within 15 days of the end of each month:

                    i.   Internallyy prepared consolidated financial
                         statements.
                    ii.  A consolidated summary of bookings, billings and
                         backlog
          .         iii. A consolidated cash flow and margin forecast for
                         the following 13 weeks.

               b. To pay to the Bank a risk premium calculated as 1/8 of 1% per month on the aggregate of average outstanding balances under the GCL Agreement and Segment (3) of the GTI Agreement, subject to a monthly minimum payment of US $5,000. The risk premium will be calculated and is payable monthly by the fifth day of each month.

          This letter supersedes our tolerance letter dated April 14, 1994.

          Please acknowledge your acceptance of the above terms and conditions by signing the attached copy of this letter in the space provided and returning it to the undersigned no later than June 3, 1994.


          Yours truly,
          ORIGINAL SIGNED BY
          L.J.BLATTMAN

          WE ACKNOWLEDGE AND ACCEPT THE TERMS AND CONDITIONS

GANDALF TECHNOLOGIES INC.               GANDALF CANADA LTD.

Per: s/W.MacDonald, V.P. Finance        Per: s/W.MacDonald, V.P. Finance GTI

Per: s/A.Gordon, Corp.Controller        Per: s/A.Gordon, Corp. Controller GTI

Date:   June 2, 1994                    Date:    June 2, 1994
        ------------                             ------------